Exhibit 10.6

ENGLISH TRANSLATION

Factory Premises and Dormitory Rental Agreement

The Factory Premises and Dormitory Rental Agreement (hereinafter referred to as the “Agreement”) is entered at Shajing Township, Baoan District, Shenzhen on December 1st, 2011 between and by:

Leaser:	Broadway Manufacturing Company Limited
(Incorporated in the British Virgin Islands) (hereinafter referred to as Party A)

Address: XXX

Representative: Kin Sun Sze-To

Leasee:	Broadway Precision Technology Limited
(Incorporated in the British Virgin Islands) (hereinafter referred to as Party

B)

Address: XXX

Representative: Kin Sun Sze-To

In witness whereof:

1.	Party A has obtained the use right of (1) a land of 15 ares in Furong Industrial District, Xinqiao Village, Shajing Township, (2) a land of 30 ares in Furongmei Area, Xinqiao Village, Shajing Township and (3) a land of 17,190 square meters in Furongmei Area, Xinqiao Village, Shajing Township (the “Land”) and the workshops and dormitories built on the three lands above (the “Leased Premises”).
2.	Party B plans to rent the Land and the Leased Premises from Party A for the usage by Party B or Shenzhen Broadway Processing Factory.

According to related laws and regulations in China, Party A and Party hereby reach an agreement on the rental of the Leased Premises and supporting facilities through negotiations:

Article 1: Location, Area and Business Purposes of the Land and Leased Premises

1.1	The Land locates at Shajing Township, Baoan District, Shenzhen and Party A owns the use right of the Leased Land.
1.2	The detailed Premises and area of the Leased Premises from Party A to Party B are as following:

The Leased Premises includes 6 workshops and 2 dormitory buildings, covering an area of 60,000 square meters.

1.3	The Leased Premises is used for industrial production and relative supporting facilities (dormitory buildings included). Any change of the business purposes must be with the prior written consent from Party A and all procedures required by the government and costs incurred from such procedures shall be handled and paid by Party B or Shenzhen Broadway Processing Factory.

Article 2. Rental Period

2.1 The rental period of the Leased Premises shall be: December 1st, 2011 to April 2nd, 2014;

2.2    Provided that Party B intends to expand the rental after the expiration date of the Agreement (April 2nd, 2014), a notice shall be submitted from Party B to Party A at least 60 days in advance of the expiration date and a new rental Agreement shall be signed by both Parties when Party A agrees such expansion. Party B shall have the priority on the leasehold under the same conditions. Party A shall submit a written notice to Party B at least 60 days in advance of the expiration date provided that Party A intends to terminate the renting.

Article 3. Decoration Standards of the Leased Premises and Supporting Facilities

Party A agrees to provide the decorations according to the basic standard workshops and dormitories.

Article 4. Delivery of the Leased Premises

4.1 The rent shall be collected since the date of signing the Agreement.

4.2 On the date that the Agreement comes into effect, Party A shall deliver the workshop under current conditions to Party B or Shenzhen Broadway Processing Factory and Party B agrees to rent the workshops and facilities under current conditions.

Article 5. Rent and Other Expenses

5.1 Rent

The rental of the Leased Premises shall be: HKD 372,000 per month. When both parties fail to reach an agreement on the rental value, the rental value that is estimated by the qualified organization shall be final.

5.2 Any taxes and other expenses collected by the government shall be paid by Party B or Shenzhen Broadway Processing Factory.

5.3 Party A shall be responsible for handling the procedures of expanding power supply capacity and the cost arising from it shall be covered by Party B or Shenzhen Broadway Processing Factory.

5.4 All the water, electricity fee and other expenses being incurred for using the premises during the rental period shall be pay by Party B or Shenzhen Broadway Processing Factory

5.5 During the rental period, Party B or Shenzhen Broadway Processing Factory shall pay the land management fee of the Leased Premises.

Article 6. Payment of the Rent and Other Expenses

6.1 Party B or Shenzhen Broadway Processing Factory shall transfer the rent of the month no later than the 10th every month to the bank account specified by Party A or in other ways that are with consents in written by both parties.

Bank:	Bank Account:

6.2 Any other expenses arising from using the Leased Premises by Shenzhen Broadway Processing Factory shall by directly paid by Party B or Shenzhen Broadway Processing Factory to the 3rd party.

Article 7. Transfer of the Leased Premises

Six months after the effectiveness of the Agreement, any intends of Party A to transfer some or entire Leased Premises shall be informed to Party B at least three months ahead of the sale. Party B shall have the priority on purchasing the Leased Premises under the same conditions. Any transfer of the ownership of the Leased Premises shall not damage the effectiveness of the Agreement.

Article 8. Maintenance and Repairs of Leased Premises and Supporting Facilities

8.1 During the rental period, Party A shall be in obligations to repair the leased Premises. Party B shall be entitled to require Party A to take repairs within seven days. When Party A fails to take the timely repairs, Party B shall do it solely and the cost arising from such repairs shall be deducted from the rental of the month. Any influences of the maintenance on the usage of Party B shall caused deductions of the rent accordingly.

8.2. During the rental period, Shenzhen Broadway Processing Factory shall have the exclusive use right on the leased Premises and supporting facilities. Shenzhen Broadway Processing Factory shall be responsible for the maintenance and repairs of supporting facilities within the leased Premises and guarantee that the supporting facilities shall be returned in good conditions together with the leased Premises to Party A when the Agreement expires.

8.3 During the rental period, Party B shall be in obligations to properly maintain and repair auxiliaries of the Leased Premises and eliminate possible malfunctions and dangers to prevent potential hazards.

8.4 During the rental period, any damages of the leased Premises and/or the supporting facilities caused by improper operations by Shenzhen Broadway Processing Factory shall be repaired by Party B and Shenzhen Broadway Processing Factory under the payment from Party B or Shenzhen Broadway Processing Factory.

Article 9. Insurance Liability

The insurance of the leased real estate, supporting facilities and properties in the leased real estate and all other compulsory insurances (including the liability insurance) during the rental period stated above shall be purchased by Party B or Shenzhen Broadway Processing Factory. Any losses and/or responsibilities caused by the absence of purchasing such insurances shall fall on Party B or Shenzhen Broadway Processing Factory.

Article 10. Decoration

10.1 Without the consent from Party A for the decorations and/or reconstructions plan on the leased real estate hereof submitted by Party B, no decorations and/or reconstructions shall be allowed; and Party B or Shenzhen Broadway Processing Factory shall solely apply to and obtain the approvals from the local administrations, if any, and cover the costs arising from it;

10.2 When the Agreement expires or is terminated due to the breach of Party B, Party B shall remove the movable fixtures of the decoration and/or reconstruction and the ownership of other immovable fixtures shall be transferred to Party A unconditionally.

10.3 Upon the termination of this Agreement due to Party A’s breach, Party B shall solely remove the removable fixtures of the decorations and/or reconstructions like transformers, injection molding machine and office equipment; and Party A shall compensate the decorations and/or reconstructions that are not removable at the estimated marketing prices. When Party A and Party B fail to reach an agreement on pricing the decorations and/or reconstructions hereof, the prices estimated by the qualified appraisal firm shall be final.

Article 11. Sublease of the Leased Premises

During the rental period, with the prior consent from Party A, Party B shall be authorized to sublease the entire or partial leased Premises to the third party; and rights and obligations of both parties shall not be redefined because of the sublease by Party B.

Article 12. Commitments and Undertakes from Party A

12.1 Party A guarantees that it is the legal sole owner of the land use right and the Land hereof is under no mortgage, foreclosure or restrictions from the rights of third party;

12.2 Party A guarantees that it owns the use right of the Leased Premises; and the Leased Premises hereof is under no mortgage, foreclosure or restrictions from the rights of third party;

12.3 Party A guarantees that renting the Leased Premises and the Land complies with relative laws of People’s Republic of China and regulations of Jiangsu Province and damages no legal interests or rights of any third party;

12.4 Party A guarantees that such infrastructures as roads leading out, power supply and water supply comply with the requirements of Shenzhen Broadway Processing Factory; and no defects that can influence the routine productions and operations of Shenzhen Broadway Processing Factory exist.

Article 13. Liabilities for Breach of Agreement

13.1 Liabilities of Party A for Breach of Agreement

(1) Any action in breach of Party A shall entitle Party B to suspend paying relative payable(s) to Party A until Party A fulfill its obligations stated in the Agreement. Any economic losses against Party B and Shenzhen Broadway Processing Factory incurred from Party A’s breach shall be covered by Party A.

(2) When Party A is in breach and/or the Agreement becomes unenforceable due to the breach of Party A and/or the Leased Premises becomes unavailable to Party B, Party B shall be entitled to notify in written Party A to terminate the Agreement in advance. Party A shall pay HKD 1,000,000 as the compensation and shall cover all the losses of Party B due to such actions.

13.2 Liabilities of Party B for Breach of Agreement

Any failures and/or delay of Party B or Shenzhen Broadway Processing Factory to pay the payable(s) overdue more than 30 days shall be deemed as breach of the Agreement, which will entitle Party A to terminate the Agreement and claim against Party B or Shenzhen Broadway Processing Factory for all economic loss.

Any other breach of the Agreement by Party B shall entitle Party A to require Party B to completely fulfill the obligations stated in the Agreement. Any entire or partial failures of such corrections by Party B shall entitle Party A to terminate the Agreement. Party B shall pay HKD 1,000,000 to Party A as the penalty.

Article 14. Exceptions

14.1 Clause 2 in this Agreement shall be executed when the failures to fulfill the Agreement by Party A is caused by the government’s modifications on rental related laws and/or regulations or government’s actions;

14.2 In case that one or both parties are impossible to perform the duties provided herein on account of force majeure such as earthquake, war or other force majeure, the Party (or parties) in contingency shall inform the other party (or each other) of the situations immediately by mails or faxes and provide the details of the force majeure and documentary evidences proving that the Agreement execution shall not be enforceable entirely or partly or be delayed released by the local accrediting agency of the area in the contingency within 30 days. Other strong evidences shall be as valid as the above mentioned documentary evidence from other local accrediting agency. The party or parties shall be exempted from duties due to this Clause herein.

Article 15. Settlement of Disputes

Any disputes arising from the execution of this Agreement or related to this Agreement shall be settled through negotiations of both parties. If such settlements are failed to reach, the disputes shall be submitted to the local or provincial people’s court where the Leased Premises locates for lawsuit.

Article 16. Agreement Effectiveness

16.1 This Agreement shall come into effect upon the signatures of both parties.

16.2 Both parties agree that this Agreement shall be irrevocable upon the signature and shall not be terminated in advance until either or both parties are in breach.

Article 17. Others

17.1 Other matters that are not mentioned in this Agreement shall be negotiated by both parties and enter into supplemental agreement hereto;

17.2 This Agreement is made out in eight original copies and both parties shall separately hold two of them which have the same legal effect.

Party A (Seal): Broadway Manufacturing Company Limited (Incorporated in the British Virgin Islands)

Representative (Signature): (/s/ Kin Sun Sze-To, Chief Executive Officer)

Party B (Seal): Broadway Industrial Holdings Limited (Incorporated in the British Virgin Islands)

Representative (Signature): (/s/ Kin Sun Sze-To, Chief Executive Officer)

Factory Premises and Dormitory Rental Agreement (Supplemental)

Lessor:	Broadway Manufacturing Company Limited (incorporated in British Virgin Islands, hereunder “Party A”)

Mailing address: XXX

Representative: Kin Sun Sze-To

Lessee:	Broadway Precision Technology Limited (incorporated in British Virgin Islands, hereunder “Party B”)

Mailing address: XXX

Representative: Kin Sun Sze-To

The Factory Premises and Dormitory Rental Agreement (“Rental Agreement”) was entered into by both Parties on December 1, 2011. For the transformation of the occupier from a processing factory to a wholly foreign owned enterprise, the rights and obligations of the occupier under the Factory Premises and Dormitory Rental Agreement will be changed from Shenzhen Broadway Processing Factory to Broadway Precision (Shenzhen) Co. Ltd. with effect from December 1, 2012, with other terms and conditions remain unchanged.

This Supplement Agreement is made out in duplicate, each of which shall be held by each party and shall come into the same legal effect.

Party A: Broadway Manufacturing Company Limited (incorporated in British Virgin Islands)

Representative: (/s/ Kin Sun Sze-To, Chief Executive Officer)

Party B: Broadway Precision Technology Limited (incorporated in British Virgin Islands)

Representative: /(s/ Kin Sun Sze-To, Chief Executive Officer)

December 01, 2012

Bao DF027923(Bei)

F27923

The Agreement of

Premises Rental in Shenzhen City

Made by Shenzhen Administration Office on Premises Rental

Notice of Registration (Filing) of Premises Rental Agreement

Article 1. Documents required for registration (filing) of Premises rental Agreement:

1.1 The real estate title deeds or other certificates of property rights (use right) (The original shall be presented by the applicants and the copy shall be preserved. by the department in charge of Agreement registration.);

1.2	The certificates of identity or legal personality of the leaser and the leasee, including:

1.2.1 Entity

The documents of establishment or business license of the entity (The original shall be presented by the applicants and the copy shall be preserved. by the department in charge of Agreement registration.)

The original certificate of legal representative

1.2 Individual

The ID card or other certificates of identity (The original shall be presented by the applicants and the copy shall be preserved. by the department in charge of Agreement registration.)

1.3	The certificate of the agent’s identity and the letter of authorization if the landlord entrusts an agent for management; the certificate of the agent’s identity and the letter of authorization if the landlord entrusts an agent to arrange for rental.
1.4	The certificate that all the co-owners agree on the Premises rental and the letter of authorization if the premises are co-owned.

1.5 The rental agreement.

The letter of authorization (original) mentioned in subparagraph 3 and 4 shall be preserved, and the letter of authorization from parties abroad needs to be notarized or authenticated according to related provisions.

Article 2. Directions for Filing of Premises Rental Agreement:

If the leased premises cannot be registered according to Article 6 or Article 7(2) of Regulations of Shenzhen Special Economic Zone on Premises Rental, the parties shall register in the department in charge with documents of the leased premises and certificates of the parties’ identity.

Rental Agreement

Leaser (hereinafter referred as Party A):                     Zhou Chaokang [on behalf of Broadway Precision Technology Limited]

Address :    XXX

Zip Code :     XXX                                       Tel :      XXX

Business License or ID Card No :     XXX

Entrusted Representative:

Address :

Zip Code :                                                             Tel :

Business License or ID Card No :

Leasee (hereinafter referred as Party B) :      Broadway Precision (Shenzhen) Co. Ltd.

Address :        Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen

Zip Code:   XXX                                   Tel :     XXX

Business License or ID Card No :     XXX

Entrusted Representative:

Address :

Zip Code :                                                    Tel :

Business License or ID Card No :

Party A and Party B has reached the following Agreement through equal and friendly negotiation according to the Agreement law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration, Regulations of Shenzhen Special Economic Zone on Premises Rental and its detailed implementation rules, Decisions of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening the Safety Obligation of Premises Rental.

Article 1

Party A will lease to Party B the premises, which located at    Blocks A, B, C, D, E and F in Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City        , Premises Numbers are 4403060030262900004, 00005, 00020, 00011, 4403060030262800012, 00016 (hereinafter referred as the “Premises”). The total area of the Premises is 81,251 square meters. The total number of the floors are   9 .

The obligee of the Premises is     Broadway Precision Technology Limited                 ;

Title and number of certificate of ownership (use right):    Use Right Certificate for Self-constructed Premises in Bao’an District           .

Article 2

The rental of the Premises is RMB  9   Yuan/square meter/month (capital form of the number: RMB NIINE), and the total rental for one month is RMB 731,259 (capital form of the number: SEVEN HUNDRED THIRTY-ONE THOUSAND TWO HUNDRED AND FIFTY-NINE).

Article 3

Party B shall pay the rental for the first period before                              . The rental is RMB                        Yuan (capital form of the number:                         ).

Article 4

Party B shall pay the rental:

√☐Before the    20th    (date) each month ;

☐ Before the            (date) of the           month of each quarter;

☐ Before the            (date) of the           month of each half year;

☐ Before the            (date) of the            month each year;

Party A shall provide the tax invoice of the rental to Party B upon receipt of the rental.

(Parties shall choose one from the choices mentioned above after mutual agreement with a √ in □)

Article 5

The rental period shall be from   December 1, 2012      to     November 30, 2015        .

The agreed term shall be within the approved land-use term, and shall not exceed 20 years. The period beyond 20 years shall be invalid.

Article 6

The Premises shall be used as     factory premises                .

Without Party A’s written consent, Party B shall not change the usage of the Premises.

Article 7

Before    December 1, 2012                   Party A shall deliver the Premises to Party B for use and handle relevant procedures.

Party B could require for an extension of the rental period if Party A delays in devolving the Premises at the day mentioned above. The parties shall confirm the extension by signature and register in the department where they registered this Agreement.

Article 8

When Party A delivers the Premises to Party B, both parties shall check and confirm the condition of the Premises, attached facilities and attached properties, and list the details in the appendix.

Article 9

When Party A delivers the Premises to Party B, Party A could require for a security deposit of RMB   —      (capital form of the number:                                      ), which is equivalent to the rental for  —    months.

Party A shall provide the receipt after receiving the security deposit.

Party A shall return the security deposit to Party B upon the occurrence of the following circumstances:

1.	—
2.	—
3.	—
☐	To satisfy one of the circumstances mentioned above.
☐	To satisfy all the circumstances mentioned above

(Parties shall choose one from the choices mentioned above after mutual agreement with a √in □)

Party B could refuse to return the security deposit upon the occurrence of any of the following circumstances:

1.	—
2.	—
3.	—

Article 10

Among the costs arising from the Premises rental, Party A shall pay the costs for land use, tax, property management and    —          , and Party B shall timely pay the costs for water, electricity, cleaning, property management,    —               and so on.

Article 11

Party A shall guarantee that the safety of the Premises and attached facilities satisfies the requirements of relevant laws and regulations.

Article 12

Party B shall use the Premises and attached facilities reasonably, and shall not use the Premises for illegal activities. Party A shall not interfere with or prevent Party B’s normal and reasonable use of the Premises.

Article 13

If the Premises and attached facilities have damages which prevent safe and normal use and are not caused by Party B, Party B shall take positive measures to prevent further loss and notify Party A promptly. Party A shall start to repair (by itself or entrusting Party B) within  —   days after receiving notice from Party B. Party B could proceed to repair if Party B is not able to notify Party A or Party A fails to perform the repair obligation within the agreed time limit mentioned above.

In case of any emergency that instant repair is needed, Party B shall proceed to repair and notify Party A promptly.

The expenses for repair mentioned above in this article, including the reasonable fee for party B’s repair work and the reasonable expenses spent to prevent further loss shall be borne by Party A. If Party B fails to notify Party A promptly or fails to take positive measures which results in further loss, Party B shall bear the repair expenses for the further loss thereof.

Article 14

If the Premises and attached facilities have damages which prevent safe and normal use and are caused by Party B’s improper or unreasonable use, Party B shall notify Party A promptly and be responsible for repair.

Article 15

√☐Party B could sublease the Premises or any part thereof to a third party during the rental period and register in the department in charge of Premises rental. The subleased term shall not exceed the rental period in this Agreement.

☐During the rental period Party B could register in the department in charge of Premises rental with the certificate of Party A’s written consent to subleasing. The subleased term shall not exceed the rental period in this Agreement.

☐Party B shall not sublease the Premises or any part of it to a third party during the rental period.

(Parties shall choose one from the choices mentioned above after mutual agreement with a √ in □)

Article 16

During the rental period, Party A shall inform Party B in writing a month before the transfer of ownership of the Premises (partly or wholly). Party B shall reply to Party A within — days after receiving Party A’s notice. Party B shall enjoy the right of first refusal for purchasing the Premises under the same condition.

Party A shall inform the new owner to perform the obligations in this Agreement if the ownership of the Premises is transferred.

Article 17

The Agreement could be rescinded or modified upon the occurrence of any of the following circumstances:

1.	The Agreement could not be performed due to force majeure;
2.	The Premises are expropriated, taken back or dismantled by government;
3.	Both parties reach an agreement.

Article 18

Upon the occurrence of any of the following circumstances, for the damages caused, Party A shall:

☐	1. Request Party B to restore the Premises to the original condition;
☐	2. Claim damage compensation against Party B;
☐	3. Refuse to return the security deposit;
☐	4. Claim a penalty of RMB — (capital form of the number: — ) against Party B.

(Parties shall choose from the choices mentioned above after mutual agreement with a √ in □, but 3 and 4 cannot be chosen at the same time.):

1.	Party B fails to pay the rental on schedule for more than days ( month);
2.	The damages caused to Party A by delayed payment of the rental reach more than RMB Yuan;
3.	Party B uses the Premises to conduct illegal activities and damages the interests of third parties or the public;
4.	Party B changes the usage or structure of the Premises without consent from Party A;
5.	Party B fails to perform its obligation of repairing or paying for the repair in violation of Article 14 and causes serious damages to the Premises and facilities;
6.	Party B decorates the Premises without consent from Party A and approval from relevant authorities;
7.	Party B subleases the Premises to a third party without consent from Party A.

Apart from claiming against Party B for breach of Agreement or damage compensation, Party A could request to modify or rescind this contact upon the occurrence of the circumstances mentioned above. Once the notice of rescindment of this Agreement is served legally, Party A has the right to request for cancellation of Agreement registration unilaterally.

Article 19

Upon the occurrence of any of the following circumstances, for the damages caused, Party B shall:

☐	1. Claim damage compensation against Party A;
☐	2. Demand twice of the security deposit against Party A;
☐	3. Claim a penalty of RMB — (capital form of the number: — ) against Party A.

(Parties shall choose from the choices mentioned above after mutual agreement with a √in □, but 2 and 3 cannot be chosen at the same time.):

1. Party A delays in devolving the Premises for more than   — days (   —   month);

2. Party A fails to perform its obligation in Article 11, and the safety of the Premises is not in accordance with relevant laws and regulations;

3. Party A fails to perform its obligation of repairing or paying for the repair in violation of Article 13;

4. Party A rebuilds, expands or decorates the Premises without consent from Party B or approval from relevant authorities;

5. Party A cannot early terminate this Agreement without proper and legal reasons.

Apart from claiming against Party A for breach of Agreement or damage compensation, Party B could request to modify or rescind the contact upon occurrence of the circumstances mentioned above. Once the notice of rescindment of this Agreement is served legally, Party B has the right to request for cancellation of Agreement registration unilaterally.

Article 20

After the expiration of this Agreement, Party B shall leave and return the Premises within —    days with the assurance that the Premises and attached facilities are in good condition (except for normal wear and tear). Party B shall pay up relevant fees borne and handle relevant procedures.

if Party B do not leave or return the Premises on time, Party A could take the Premises back in accordance with laws, regulations and this Agreement, and demand twice of the rental of the period exceeding the rental period.

Article 21

If Party B intends to extend this Agreement, Party B shall notify Party A    —     month before this Agreement expires. Party B shall enjoy the right of first refusal for renting the Premises under the same condition.

If both parties agree on the extension, they shall sign a new agreement and register in the department in charge of Premises rental.

Article 22

Both parties shall sign the Letter of Responsibility for safety management of Premises Rental of Shenzhen City. The Premises provided by Party A shall be in compliance with the standards and requirements for safe use, and no potential safety problems shall exist. The building, fire-fighting equipments, gas facilities, electric power facilities, entrance and passage of the Premises shall be in compliance with the standards and regulations made by relevant authorities for safe production, fire- fighting, public security, environment protection, health and so on. Party B shall use the Premises in strict accordance with the standards and regulations made by relevant authorities for safe production, fire-fighting, public security, environment protection, health and so on. Party B shall ensure that no potential safety problem exists when the Premises are used. Both parties shall obey all the clauses in this Agreement, and the party who breaches this Agreement shall assume liabilities according to this Agreement.

Article 23

The parties could reach supplementary agreement on unaccounted issues in the appendix. The appendix is an integrated part of this Agreement and has equal legal validity with this Agreement after signature and seal.

If any modification of this Agreement has been made by the parities, the parties shall register in department in charge of Premises rental within 10 days after signature of the modified Agreement.

Article 24

Any dispute arising from this Agreement shall be resolved by negotiation. If negotiation does not work, the dispute could be submitted to the department in charge of Premises rental for mediation. If mediation does not work, the dispute could be submitted to:

√☐Shenzhen Arbitration Commission;

☐CITAC, Shenzhen Sub-Commission;

☐Local People’s Court

(Parties shall choose one from the choices mentioned above after mutual agreement with a √ in □)

Article 25

The parties appoint the following address as their address for service:

Party A’s address :	—
Party B’s address :	—

If not appointed, the address for service shall be the address in this Agreement.

The address for service shall remain effective without written notice. Notices or documents sent to the address for service shall be deemed as received. If notices or documents are returned by post office, they shall be deemed as received at the return day.

Article 26

The Agreement shall come into force after being signed by both parties.

Both parties shall register in the department in charge of Premises rental within 10 days after signature of this Agreement.

Article 27

The Chinese version is the original.

Article 28

The Agreement together with the appendix are made out in triplicate, one for Party A, one for Party B, one for agreement registration office, and            for related governmental department.

Party A (sign/seal): (Signed)

Legal Representative:

Tel:

Account No:

Entrusted Representative (sign/seal):

November 26, 2012

Party B (sign/seal): (Seal of Broadway Precision (Shenzhen) Co. Ltd.)

Legal Representative: (/s/ Chi Keung Ng, Factory General Manager)

Tel:

Account No:

Entrusted Representative (sign/seal):

November 26, 2012